UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 25, 2014

HempAmericana, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55266	46-4816984
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Reade Street Suite 4FW New York, NY 10007

(Address of principal executive offices)

212-349-7068

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Copies to:

ETN Services LLC.

780 Reservoir Avenue, #123,

Cranston, R.I.  02910

Tel: (401)-641-0405

Fax: (401)-633-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report on Form 8-K that are not historical fact are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements contained herein are based on current expectations that involve a number of risks and uncertainties.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  The Company wishes to caution the reader that its forward-looking statements that are historical facts are only predictions.  No assurances can be given that the future results indicated, whether expressed or implied, will be achieved.  While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized.  Because of the number and range of assumptions underlying the Company’s forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to the date of this report.  These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.  Therefore, the actual experience of the Company and the results achieved during the period covered by any particular forward-looking statements may differ substantially from those projected.  Consequently, the inclusion of forward-looking statements should not be regarded as a representation by the Company or any other person that these estimates and projections will be realized.  The Company’s actual results may vary materially.  There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Item 5.06 Change in Shell Company Status

As a result of the below business operations the Company is no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act. The Company now has more than nominal operations.

Item 8.01 Other Events
Since the Company’s last quarter end August 31, 2014 the Company has undertaken substantial business operations. It now has physical inventory which is comprised of several hundred boxes of 100% hemp fiber rolling paper for Tobacco use. The inventory the Company currently possesses contains custom graphics created by the Company’s CEO and Director Salvador Rosillo. The Company’s CEO and Director Salvador Rosillo created these custom graphics with the intent of appealing to our Company’s market via the colorful, exciting and thought provoking images on the product display in tandem with profound quotations and food for thought written upon the packaging in easily identifiable locations. An example of one of our products can be found below. It is important to note that one box of rolling paper consists of 50 separate packages or “packets” of 100% pure hemp rolling paper that each contains 40 separate pieces of hemp paper. None of the elements of our products contain the active psychoactive ingredient in Marijuana known as Tetrahydrocannabinol “THC”.

Below Right: Box of rolling paper, 50 packets each consisting of 40 pieces of 100% pure hemp rolling paper.

Below Left: Dimensions, schematics, and graphics of an individual packet of rolling paper that makes up the contents of our boxes.

At this time the Company has rolling paper sold in thirty plus stores throughout the state of New York and is in the process of seeking more suppliers in New York and eventually all over the United States. Most of the carriers of our product have verbal agreements in place to continue carrying our products and we are in the process of actualizing ongoing physical agreements that attest to the same. There are currently two methods through which we have agreements in place with these commercial distributors. In the first case we have sold boxes of our 100% pure hemp rolling paper to several stores directly allowing them to subsequently sell our product to consumers at an increased rate in order to make a profit. In the second instance, in order to increase our brand recognition, we have provided stores several boxes each of our 100% pure hemp rolling paper without an upfront charge, receiving a commission on each packet sold to the consumer. This commission is collected by us monthly. Since our last quarter’s end we have realized actual revenue which will be reflected in our upcoming financial statements for the period ended November 30, 2014. Below is a picture of our rolling paper in one of the many stores in which it is currently offered for sale.

It should also be noted that the Company’s CEO Salvador Rosillo has made efforts to advance the Company’s website: www.hempamericana.com

Item 9.01 Financial Statements and Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014

HempAmericana, Inc.

By: /s/Salvador Rosillo

—————————————

Name: Salvador Rosillo

Title:   President/CEO

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